Killman, Murrell & Company P.C.
Certified Public Accountants

3300 N. A Street, Bldg. 4, Suite 200
Midland, Texas 79705
(432) 686-9381
Fax (432) 684-6722

1931 E. 37th Street, Suite 7
Odessa, Texas 79762
(432) 363-0067
Fax (432) 363-0376

2626 Royal Circle
Kingwood, Texas 77339
(281) 359-7224
Fax (281) 359-7112

February 15, 2011

Securities and Exchange Commission
Washington, DC 20549

Dear Sirs:

We have read Item 4.01 included in the Form 8-K dated March 30, 2011 of USA Video Interactive Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

Killman, Murrell & Company, P.C.

Killman, Murrell & Company, P.C.